Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) effective as of the      day of             , 2012, by and between Revolution Lighting Technologies, Inc., a Delaware corporation (the “Company”) and                                         , a director and/or officer of the Company (the “Indemnitee”).

WITNESSETH:

WHEREAS, damages sought against directors and officers in shareholder or similar litigation may be substantial, and the costs of defending such actions and of judgments in favor of plaintiffs or of settlement therewith may be prohibitive for individual directors and officers, without regard to the merits of a particular action and without regard to the culpability of any named director or officer to the detriment of the corporation; and

WHEREAS, the issues in controversy in such litigation usually relate to the knowledge, motives and intent of the director or officer, who may be the only individual with firsthand knowledge of essential facts or exculpating circumstances who is qualified to testify in his defense regarding matters of such a subjective nature, and the long period of time which may elapse before final disposition of such litigation may impose undue hardship and burden on a director or officer or his estate in launching and maintaining a proper and adequate defense of himself or his estate against claims for damages; and

WHEREAS, the Company is organized under the General Corporation Law of the State of Delaware (the “DGCL”) and Section 145 of the DGCL empowers corporations to indemnify and advance expenses of litigation to an individual serving as a director, officer, employee or agent of a corporation and to individuals serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, and further provides that the indemnification and advancement of expenses set forth in the DGCL are not “exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office”; and

WHEREAS, the Certificate of Incorporation of the Company, as amended or amended and restated from time to time (the “Certificate of Incorporation”) and the By-Laws of the Company, as amended or amended and restated from time to time, provide that the Company shall indemnify and hold harmless directors and officers to the fullest extent permitted by DGCL; and

WHEREAS, the Board of Directors of the Company has concluded that it is advisable and in the best interests of the Company to enter into an agreement to indemnify in a reasonable and adequate manner the Indemnitee and to assume for itself liability for expenses and damages in connection with claims lodged against the Indemnitee for the Indemnitee’s decisions and actions as a director and/or officer of the Company or any of its Subsidiaries.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties agree as follows:

I. DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below:

A. “Board” shall mean the Board of Directors of the Company.

B. “Corporate Status” shall mean: (i) the status of an individual who is or was a director or officer of the Company or any of its Subsidiaries, or a member of any committee of the Board; and (ii) the status of an individual who, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan.

C. “DGCL” shall mean the General Corporation Law of the State of Delaware, 8 Delaware Code, Section 101 et seq.

D. “Disinterested Director” shall mean a director of the Company who neither is nor was a party to the Proceeding with respect to which indemnification is being sought by the Indemnitee.

E. “Expenses” shall mean expenses of Proceedings including, without limitation, all attorneys’ fees, retainers, court costs, appeal bonds, transcript costs, fees of experts, investigation fees and expenses, accounting and witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, being or preparing to be a witness in or investigating a Proceeding.

F. “Good Faith Act or Omission” shall mean an act or omission of the Indemnitee in good faith and in a manner reasonably believed by the Indemnitee to be in or not opposed to the best interests of the Company or the Subsidiaries and, in the case of any criminal action or Proceeding, one as to which the Indemnitee had no reasonable cause to believe his or her conduct was unlawful.

G. “Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning the Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

H. “Liabilities” shall mean liabilities of any type whatsoever, including, without limitation, any judgments, fines, excise taxes and penalties under the Employee Retirement Income Security Act of 1974, as amended, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or with respect to such judgments, fines, penalties or amounts paid in settlement) in connection with the investigation, defense, settlement or appeal of any Proceeding or any claim, issue or matter therein.

I. “Person” shall mean any natural person or individual, or any artificial person, including any corporation, association, unincorporated organization, partnership, joint venture, firm, company, business, trust, business trust, limited liability company, government, public body or authority, governmental agency or department and any other entity.

J. “Proceeding” shall mean any threatened, pending or completed claim, demand, inquiry, investigation, action, suit, arbitration, alternate dispute resolution mechanism, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative, or any appeal therefrom, whether formal or informal, or whether brought by or in the right of the Company, whether brought by a governmental body, agency or representative or by any other Person.

K. “Subsidiary” shall mean any corporation, limited liability company, partnership, business trust or other entity of which the Company, directly or indirectly, owns or controls at least fifty percent (50%) of the voting securities or economic interests.

L. “Undertakings” shall have the meaning ascribed to it in Article V herein.

M. “Voting Securities” shall mean any securities of the Company that are entitled to vote generally in the election of directors.

II. CONTINUATION OF INDEMNITY

All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director or officer of the Company and shall continue thereafter so long as Indemnitee may be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein and until the final termination of all Proceedings (including possible Proceedings) with respect to which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee regarding the interpretation or enforcement of this Agreement.

III. SERVICE BY INDEMNITEE, NOTICE OF

PROCEEDINGS, DEFENSE OF CLAIMS

A. Notice of Proceedings. The Indemnitee agrees to notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. However, the Indemnitee’s failure to so notify the Company shall not relieve the Company from any liability it may have to the Indemnitee under this Agreement, except to the extent that the Indemnitee’s failure to so notify the Company materially prejudices the Company with respect to said Proceeding or matter.

B. Defense of Claims.

1. If, at the time of the receipt by the Company of a notice of Proceeding pursuant to Section III.A hereof, the Company has directors’ and officers’ or similar liability insurance in effect, the Company shall give prompt notice of the commencement of the Proceeding to the insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all commercially-reasonable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

2. The Company shall be entitled to participate in the Proceeding at its own expense. The Indemnitee agrees to consult with the Company and to consider in good faith the advisability and appropriateness of joint representation in the event that either the Company or other indemnitees in addition to the Indemnitee require representation in connection with any Proceeding.

3. The Indemnitee shall give the Company such information and cooperation in connection with the Proceeding as may be reasonably appropriate.

4. The Company shall not settle any Proceeding (or any part thereof) without the Indemnitee’s prior written consent, which shall not be unreasonably withheld. The Indemnitee shall not enter into any settlement in connection with a Proceeding (or any part thereof) without ten (10) days prior written notice to the Company.

C. Addressing Liens, Attachments, Etc. If by reason of any Proceeding as to which the Indemnitee is entitled (or is presumed to be entitled) to indemnification under this Agreement, a lien, attachment, garnishment or execution is placed upon any of the property or assets of the Indemnitee, the Company shall promptly furnish a reasonably satisfactory indemnity bond to obtain the prompt release of such lien, attachment, garnishment or execution.

IV. INDEMNIFICATION

A. In General. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall hold harmless and indemnify the Indemnitee against any and all Liabilities actually incurred by or for him or her in connection with any Proceeding (whether the Indemnitee is or becomes a party, a witness or is otherwise a participant in any role) to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Company’s Certificate of Incorporation, its Bylaws, vote of its shareholders or Disinterested Directors, or applicable law. For all matters for which the Indemnitee is entitled to indemnification under this Article IV, the Indemnitee shall be entitled to advancement of Expenses in accordance with Article V hereof.

B. Proceeding Other Than a Proceeding by or in the Right of the Company. If the Indemnitee, by reason of his or her Corporate Status or alleged action or inaction in such capacity, was or is a party or is threatened to be made a party to any Proceeding (whether the Indemnitee is or becomes a party, a witness or is otherwise a participant in any role) (other than a Proceeding by or in the right of the Company or any Subsidiary), the Company shall, subject to the limitations set forth in Section IV.F. below, hold harmless and indemnify the Indemnitee against any and all Expenses and Liabilities actually and reasonably incurred by or for the Indemnitee in connection with the Proceeding, unless the act(s) or omission(s) of the Indemnitee giving rise thereto were not Good Faith Act(s) or Omission(s).

C. Proceedings by or in the Right of the Company. If the Indemnitee, by reason of his or her Corporate Status or alleged action or inaction in such capacity, was or is a party or is threatened to be made a party to any Proceeding (whether the Indemnitee is or becomes a party, a witness or otherwise is a participant in any role) by or in the right of the Company or any Subsidiary to procure a judgment in its favor, the Company shall, subject to the limitations set forth in Section IV.F. below, hold harmless and indemnify the Indemnitee against any and all Expenses actually incurred by or for the Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, unless the act(s) or omission(s) of the Indemnitee giving rise to the Proceeding were not Good Faith Act(s) or Omission(s). However, no indemnification under this Section IV.C. shall be made with respect to any claim, issue or matter as to which the Indemnitee shall have been finally adjudged to be liable to the Company or any Subsidiary, unless a court of appropriate jurisdiction (including, but not limited to, the court in which such Proceeding was brought) determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, regardless of whether the Indemnitee’s act(s) or omission(s) were found to be a Good Faith Act(s) or Omission(s), the Indemnitee is fairly and reasonably entitled to indemnification for such Expenses, which such court shall deem proper.

D. Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a party to and is successful in, on the merits or otherwise, any Proceeding, the Indemnitee shall be indemnified by the Company to the maximum set forth herein against all Expenses and Liabilities actually incurred by or for him or her in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall hold harmless and indemnify the Indemnitee to the maximum extent set forth herein against all Expenses and Liabilities actually and reasonably incurred by or for the Indemnitee in connection with each successfully resolved claim, issue or matter in such Proceeding. Resolution of a claim, issue or matter by dismissal, with or without prejudice, but except as provided in Section IV.F. hereof, shall be deemed a successful result as to such claim, issue or matter so long as there has been no finding (either adjudicated or pursuant to Article VI hereof) that the act(s) or omission(s) of the Indemnitee giving rise thereto were not a Good Faith Act(s) or Omission(s).

E. Indemnification for Expenses as Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee, by reason of the Indemnitee’s Corporate Status, has prepared to serve or has served as a witness in any Proceeding, or has participated in discovery proceedings or other trial preparation, the Indemnitee shall be held harmless and indemnified against all Expenses actually and reasonably incurred by or for him or her in connection therewith.

F. Specific Limitations on Indemnification. In addition to the other limitations set forth in this Article IV and notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any payment to the Indemnitee for indemnification with respect to any Proceeding:

1. To the extent that payment is actually made to the Indemnitee under any insurance policy or is made on behalf of the Indemnitee by or on behalf of the Company otherwise than pursuant to this Agreement.

2. For Liabilities in connection with Proceedings settled without the consent of the Company, which consent shall not have been unreasonably withheld.

3. For any claim made against Indemnitee (i) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or similar provisions of state statutory law or common law or (ii) for reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, in each case as required under the Exchange Act if Indemnitee is held liable therefor or in respect of claw-back provisions promulgated under the rules and regulations of the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

4. Except for any Proceeding initiated by Indemnitee to enforce its rights under this Agreement as contemplated by Section VI.G., any Proceeding (or part thereof) initiated by Indemnitee (including any Proceeding initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees) unless (i) the Board authorized the action, suit or other proceeding (or part thereof) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

5. If prohibited by applicable law.

V. ADVANCEMENT OF EXPENSES

Notwithstanding any provision to the contrary in Article VI hereof, the Company shall advance to the Indemnitee all Expenses which, by reason of the Indemnitee’s Corporate Status, were incurred by or for the Indemnitee in connection with any Proceeding for which the Indemnitee is entitled to indemnification pursuant to Article IV hereof, in advance of the final disposition of such Proceeding, provided that all of the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of Indemnitee’s Corporate Status and (ii) the

Indemnitee provides the Company with a written agreement (the “Undertaking”) to repay the amount paid or reimbursed by the Company, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct. The Indemnitee shall be required to execute and submit the Undertaking to repay Expenses Advanced in the form of Exhibit A attached hereto or in such form as may be required under applicable law as in effect at the time of execution thereof. The Company shall advance such expenses within five (5) business days after its receipt of the Undertaking. The Indemnitee hereby agrees to repay any Expenses advanced hereunder if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such Expenses. Any advances and the undertaking to repay pursuant to this Article V shall be unsecured and no interest shall be charged thereon.

VI. PROCEDURE FOR PAYMENT OF LIABILITIES;

DETERMINATION OF RIGHT TO INDEMNIFICATION

A. Procedure for Payment. To obtain indemnification for Liabilities under this Agreement, the Indemnitee shall submit to the Company a written request for payment, specifying in reasonable detail the factors known to the Indemnitee giving rise to such claim for indemnification, the positions and allegations of the parties to any related Proceeding and the factual bases therefore, the amount or an estimate of the amount of Liabilities and Expenses reasonably expected to arise therefrom (or a statement to the effect that such Liabilities and Expenses cannot be reasonably estimated). The Indemnitee also shall include with such request for payment such documentation as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification and payment hereunder, provided that in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice. A delay by the Indemnitee in providing such notice shall not relieve the Company from its obligations under this Agreement unless and then only to the extent that the Company is materially and adversely affected by the delay. The Secretary of the Company, or such other individual as shall be designated by the Board, shall promptly advise the Board in writing of such request for indemnification. Any indemnification payment due hereunder shall be paid by the Company no later than five (5) business days following the determination, pursuant to this Article VI, that such indemnification payment is proper hereunder.

B. No Determination Necessary when the Indemnitee was Successful. To the extent the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Sections IV.B. or IV.C. above or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by or for the Indemnitee in connection with the investigation, defense or appeal of such Proceeding.

C. Determination of Good Faith Act or Omission. In the event that Section VI.B. above is inapplicable, the Company shall also hold harmless and indemnify the Indemnitee unless the Company proves by clear and convincing evidence to Independent Counsel as provided for below that the act(s) or omission(s) of the Indemnitee giving rise to the Proceeding were not Good Faith Act(s) or Omission(s).

1. The determination of entitlement to indemnification is to be made by Independent Counsel selected by the Indemnitee, and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. The Company may, within ten (10) days after such written notice of selection shall have been given, deliver to the Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section I.G. of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after the later of (i) submission by the Indemnitee of a written request for indemnification pursuant to Section VI.A. hereof and (ii) the final disposition of the Proceeding, the parties have not agreed upon an Independent Counsel, either the Company or the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to the Indemnitee’s selection of Independent Counsel and for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel hereof. Upon the due commencement of any judicial proceeding pursuant to Section VI.F. of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

2. The Company agrees to pay the reasonable fees and expenses of any Independent Counsel and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.;

D. Right to Appeal. Notwithstanding a determination by Independent Counsel pursuant to Section VI.C. above that the Indemnitee is not entitled to indemnification with respect to a specific Proceeding, the Indemnitee shall have the right to apply to the court in which that Proceeding is or was pending, or to any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification pursuant to this Agreement. Such enforcement action shall consider the Indemnitee’s entitlement to indemnification de novo, and the Indemnitee shall not be prejudiced by reason of a prior determination that the Indemnitee is not entitled to indemnification. The Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company further agrees to stipulate in any such judicial proceeding that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

E. Right to Seek Judicial Determination. Notwithstanding any other provision of this Agreement to the contrary, at any time sixty (60) days after a request for indemnification has been made to the Company (or upon earlier receipt of written notice that a request for indemnification has been rejected) and before the third (3rd) anniversary of the making of such indemnification request, the Indemnitee may petition a court of competent jurisdiction, regarding whether the court has jurisdiction over or is the forum in which the Proceeding is pending, to determine whether the Indemnitee is entitled to indemnification hereunder, and such court shall have the exclusive authority to make such determination, unless and until the Indemnitee’s action is dismissed or otherwise terminated before such determination is made. The court, as petitioned, shall make an independent determination of whether the Indemnitee is entitled to indemnification hereunder, without regard to any prior determination in any other forum.

F. Expenses under this Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify the Indemnitee against all Expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Article VI involving the Indemnitee and against all Expenses incurred by the Indemnitee in connection with any other action between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement, even if it is finally determined that the Indemnitee is not entitled to indemnification in whole or in part hereunder.

VII. PRESUMPTIONS AND EFFECT

OF CERTAIN PROCEEDINGS

A. Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the Person or Persons making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof of overcoming that presumption.

B. Effect of Other Proceedings. The termination of any Proceeding or any claim, issue or matter therein by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the act(s) or omission(s) giving rise to the Proceeding were not Good Faith Act(s) or Omission(s).

C. Reliance as Safe Harbor. For the purposes of any determination of whether any act or omission of the Indemnitee was a Good Faith Act or Omission, each act of the Indemnitee shall be deemed to be a Good Faith Act or Omission if the Indemnitee’s action is based on the records or books of accounts of the Company, including financial statements, and if the Indemnitee is a director, upon such information opinions, reports or statements presented to the Company by any of the Company’s officers or employees or committees of the Board, or by any other Person as to matters the Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. The provisions of this Section VII.C. shall not be exclusive or deemed to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement or under applicable law.

D. Actions of Others. The knowledge and/or actions or failure to act of any director, officer, agent or employee of the Company shall not be imputed to the Indemnitee for the purposes of determining the right to indemnification under this Agreement.

VIII. INSURANCE

In the event that the Company maintains officers’ and directors’ or similar liability insurance to protect itself and any director or officer of the Company against any expense, liability or loss, such insurance shall cover the Indemnitee to at least the same degree as each other director and/or officer of the Company.

IX. NON-EXCLUSIVITY,

SUBROGATION AND MISCELLANEOUS

A. Non-Exclusivity. The rights of the Indemnitee hereunder shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under any provision of law, the Certificate of Incorporation, the By-Laws of the Company, as the same may be in effect from time to time, any agreement, a vote of shareholders of the Company or a resolution of directors of the Company or otherwise; provided, however, that this Agreement shall supersede any prior indemnification agreement between the Company and the Indemnitee. To the extent that, during the term of this Agreement, the rights of the then-existing directors and officers of the Company are more favorable to such directors or officers than the rights currently provided to the Indemnitee under this Agreement, the Indemnitee shall be entitled to the full benefits of those more favorable rights.

No amendment, alteration, rescission or replacement of this Agreement or any provision hereof that would limit in any way the benefits and protections afforded to an Indemnitee by this Agreement shall be effective as to an Indemnitee with regards to any action or inaction undertaken by such Indemnitee in the Indemnitee’s Corporate Status prior to such amendment, alteration, rescission or replacement.

To the extent that any change to applicable law (whether by statute or judicial decision) shall permit any broader indemnification by agreement than would be afforded under the provisions of this Agreement, it is the intent of the parties to this Agreement that the Indemnitee shall enjoy by this Agreement the broader rights and protection so afforded by such change.

The rights, duties and obligations of the Company and the Indemnitee under this Agreement do not limit, diminish or supersede the rights, duties and obligations of the Company and the Indemnitee with respect to the indemnification afforded to the Indemnitee under any liability insurance, the DGCL, or under the Bylaws or the Certificate of Incorporation of the Company. In addition, the Indemnitee’s rights under this Agreement will not be limited or diminished in any respect by any amendment to the Bylaws or the Certificate of Incorporation of the Company.

B. Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all required documents and take all action necessary to secure such rights, including execution of documents necessary to enable the Company to bring suit to enforce such rights.

C. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given: (i) if delivered by hand, by courier or by telegram and receipted for by the party to whom such notice or other communication was directed at the time indicated on such receipt; (ii) if by facsimile at the time shown on the confirmation of such facsimile transmission; or (iii) if by U.S. certified or registered mail, with postage prepaid, on the third business day after the date on which it is so mailed:

If to the Indemnitee, as shown with the Indemnitee’s signature below.

If to the Company to:

Revolution Lighting Technologies, Inc.

124 Floyd Smith Drive, Suite 300

Charlotte, N.C.

Attention: Chief Executive Officer

Facsimile No. (704) 405-0422

or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

D. Governing Law; Venue. The parties agree that this Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, without application of the conflict of laws principles thereof. The parties to this Agreement agree (i) that jurisdiction and venue in any action brought pursuant to this Agreement shall be in any federal or state court situated in Mecklenburg County, North Carolina, (ii) that all claims in any such action may be decided in either such court, and (iii) to waive any objection on the grounds of forum non conveniens to any action commenced in the foregoing jurisdictions.

E. Binding Effect; Assignment. Any claim, right, title, benefit, remedy or interest of the Indemnitee in or under this Agreement is personal in nature and may not be sold, assigned or transferred, pledged or hypothecated, but the provisions of this Agreement shall survive the death, disability or incapacity of the Indemnitee or the termination of Indemnitee’s services as a director and/or officer of the Company for the periods set forth in Article II and may inure to the benefit of the Indemnitee’s heirs, executors, administrators and personal representatives. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of it’s the assets or business of the Company, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to be bound by and perform this Agreement in the same manner and to the same extent as the Company would be required to perform absent such succession or assignment.

F. Waiver. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement or any provision hereof, or waiver of any right or remedy herein, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion. No delay on the part of any party in exercising any right or power under this Agreement shall operate as a waiver of any such right or power.

G. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto in reference to the subject matter hereof; provided, however, that the parties acknowledge and agree that the Certificate of Incorporation and By-Laws of the Company contain provisions on the subject matter hereof and that this Agreement is not intended to, and does not, limit the rights or obligations of the parties hereto pursuant to such instruments.

H. Titles. The titles to the articles and sections of this Agreement are inserted for convenience only and should not be deemed a part hereof or affect the construction or interpretation of any provisions hereof.

I. Invalidity of Provisions. Every provision of this Agreement is severable, and the invalidity or unenforceability of any term or provision shall not effect the validity or enforceability of the remainder of this Agreement.

J. Pronouns and Plurals. Where applicable, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

K. Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one agreement binding on all the parties hereto. This Agreement may be duly executed and delivered by facsimile or other electronic transmission.

L. Construction. Each party to this Agreement severally acknowledges and agrees that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party may not be utilized in the interpretation or construction of this Agreement.

M. Non-contestability. The Company represents, covenants and agrees that it will not initiate, and that it will use its best efforts to cause any of its affiliates not to initiate, any action, suit or proceeding challenging the validity or enforceability of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

REVOLUTION LIGHTING TECHNOLOGIES, INC.,
a Delaware corporation

By:
Name:
Title:

, as INDEMNITEE
Signature

Name:
Address:

EXHIBIT A

FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED

The Board of Directors of Revolution Lighting Technologies, Inc.

Re:	Undertaking to Repay Expenses Advanced

Ladies and Gentlemen:

The undertaking is being provided pursuant to that certain Indemnification Agreement dated the      day of             , 20    , by and between Revolution Lighting Technologies, Inc. and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advancement of expenses in connection with                     [Description of Proceeding] (the “Proceeding”). Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.

I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. During the period of time to which the Proceeding relates I was                     [name of office(s) held] of Revolution Lighting Technologies, Inc. Pursuant to Article IV of the Indemnification Agreement, the Company is obligated to reimburse me for Expenses that are actually and reasonably incurred by or for me in connection with the Proceeding, provided that I execute and submit to the Company an Undertaking in which I undertake to repay any Expenses paid by the Company on my behalf, if it shall be ultimately determined that I am not entitled to be indemnified thereby against such Expenses

The letter shall constitute my undertaking to repay to the Company any Expenses paid by it on my behalf in connection with the Proceeding if it is ultimately determined that I am not entitled to be indemnified with respect to such Expenses as set forth above.

Signature

Name

Date